UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 23, 2007

                    REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

       200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

              (608) 364-8800
(Registrant's telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R.ss.230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R.ss.230.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R.ss.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R.ss.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Notes.

        On August 23, 2007, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, Regal-Beloit Corporation (the "Company") issued and sold $250 million in principal amount of the Company's senior notes in two series: $150 million in Floating Rate Series 2007A Senior Notes, Tranche A, due August 23, 2014 (the "Tranche A Notes"), and $100 million in Floating Rate Series 2007A Senior Notes, Tranche B, due August 23, 2017 (the "Tranche B Notes," and together with the Tranche A Notes, the "Notes"). The Company issued and sold the Notes pursuant to a Note Purchase Agreement, dated as of August 23, 2007, by and among the Company and the purchasers of the Notes (the "Agreement").

        The Notes will bear interest on the unpaid principal at a floating rate per annum equal to the LIBOR rate (as defined in the Agreement) plus, in the case of the Tranche A Notes, 0.60% or, in the case of the Tranche B Notes, 0.70%, subject in both cases to an increase of 0.25% in the event the ratio of the Company's consolidated debt to consolidated EBITDA (as defined in the Agreement) exceeds 3.75 to 1.00 during the four full fiscal quarters following the date of an acquisition by the Company or any of its subsidiaries. The Company may, but is not required to, partially or fully prepay the Notes following 30 to 60 days' written notice to the purchasers at a price equal to 100% of the principal amount outstanding, plus accrued interest and a "call premium" payment. Partial prepayments must be in amounts not less than 10% of the original aggregate principal amount of the Notes in the series being repaid and will be allocated among all of the Notes in such series in proportion to their respective unpaid principal amounts. The Agreement requires the Company to give written notice to each holder of the Notes at least 15 business days prior to taking any action that consummates or finalizes a change of control of the Company (as defined in the Agreement). The Agreement also requires the Company to offer to prepay the Notes in connection with any such change in control.

        The Notes will rank pari passu in right of payment with all other senior unsecured debt (as defined in the Agreement) of the Company. The Agreement permits the Company to issue and sell additional series of its unsecured promissory notes under the Agreement, subject to certain terms and conditions described in the Agreement, including an overall limit on the combined principal amount of the Notes and all such additional notes of $600 million. Certain subsidiaries of the Company have guaranteed payment of the Notes and the performance of the Company of its obligations under the Agreement pursuant to a Subsidiary Guaranty Agreement, dated as of August 23, 2007, from certain subsidiaries of the Company for the benefit of the holders of the Notes (the "Subsidiary Guaranty").

        The Agreement contains covenants that limit the Company's permissible debt to EBITDA and interest expense to EBITDA ratios. The Agreement also contains covenants that limit (i) borrowing and similar transactions by significant subsidiaries (as defined in the Agreement) of the Company, (ii) the aggregate outstanding amount of the Company's securitization obligations, (iii) the Company's ability, and the ability of its significant subsidiaries, to create, incur or permit to exist certain liens, and (iv) corporate reorganizations of the Company and its subsidiaries guaranteeing the Notes. In addition, the Agreement contains covenants limiting the ability of the Company and its subsidiaries guaranteeing the Notes to enter into transactions with affiliates, prohibiting the Company and its subsidiaries from incurring certain terrorism-related sanctions or having dealings with persons who are subject to such sanctions, and requiring the Company to ensure that domestic subsidiaries representing at least 85% of the total assets and revenues of the Company and its subsidiaries are parties to the Subsidiary Guaranty.

        The Agreement contains customary default provisions, as well as default provisions triggered by a failure of the Subsidiary Guaranty or an invalidity of an intercreditor agreement established in connection with the Agreement. Upon the occurrence of an event of default, the Notes may become immediately due and payable either automatically or upon a vote of the holders of more than 50% of the aggregate principal amount of the Notes then outstanding.

        The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Subsidiary Guaranty, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

        Amendment of Credit Agreement.

        On August 23, 2007, the Company entered into the First Amendment (the "Amendment") to the Second Amended and Restated Credit Agreement, dated as of April 30, 2007, by and among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent (the "Facility"). The primary purpose of the Amendment was to permit the issuance and sale of the Notes.

        The Amendment revises certain sections of the Facility, most significantly the provisions concerning financing activities of the subsidiaries of the Company. The Amendment permits the subsidiaries of the Company to guarantee certain obligations of the Company and requires that lenders to the subsidiaries generally must become party to an intercreditor agreement entered into in connection with the issuance and sale of the Notes. The Amendment also adds an invalidity of the intercreditor agreement as an event of default under the Facility. The basis of pricing of loans to the Company under the Facility was not changed. The Amendment did not change the Facility termination date, which remains April 30, 2012.

        The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Note Purchase Agreement, dated as of August 23, 2007, by and among Regal-Beloit Corporation and Purchasers listed in Schedule A attached thereto.

(4.2)	Subsidiary Guaranty Agreement, dated as of August 23, 2007, from certain subsidiaries of Regal-Beloit Corporation.

(4.3)	First Amendment, dated as of August 23, 2007, to the Second Amended and Restated Credit Agreement, dated as of April 30, 2007, by and among Regal-Beloit Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: August 24, 2007	By: /s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated August 24, 2007

Exhibit
Number

(4.1)	Note Purchase Agreement, dated as of August 23, 2007, by and among Regal-Beloit Corporation and Purchasers listed in Schedule A attached thereto.

(4.2)	Subsidiary Guaranty Agreement, dated as of August 23, 2007, from certain subsidiaries of Regal-Beloit Corporation.

(4.3)	First Amendment, dated as of August 23, 2007, to the Amended and Restated Credit Agreement, dated as of April 30, 2007, by and among Regal-Beloit Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent.